Exhibit 23.1a

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of our reports dated March 8, 2006, with respect to the consolidated financial statements and schedules of The PMI Group, Inc., The PMI Group, Inc. managements’ assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of The PMI Group, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2005. We also consent to the incorporation by reference in the following Registration Statements of our report dated March 8, 2006, with respect to the consolidated financial statements of PMI Mortgage Insurance Ltd included as Exhibit 99.1 in this Annual Report (Form 10-K) for the year ended December 31, 2005.

Registration Statement Number	On Form
333-123049	S-8
333-32190	S-8
333-47473	S-8
333-63122	S-8
333-66829	S-8
333-76742	S-8
333-81679	S-8
333-15543	S-3
033-99378	S-8
333-48035	S-3
333-67125	S-3
333-70306	S-3
333-29777	S-4
333-102761	S-8
333-107747	S-3
333-110044	S-3
333-130103	S-8
333-130102	S-8
033-92636	S-8

/s/ Ernst & Young LLP

Los Angeles, California

March 10, 2006

Exhibit 23.1b

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the incorporation by reference in the Registration Statement (Form S-3 No. 333-127026) and the related Prospectus of the Medallion Trust Series 2006-1G of our reports dated March 8, 2006, with respect to the consolidated financial statements and schedules of The PMI Group, Inc., The PMI Group, Inc.’s managements’ assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of The PMI Group, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2005 and of our report dated March 8, 2006, with respect to the consolidated financial statements of PMI Mortgage Insurance Ltd included as Exhibit 99.1 in The PMI Group, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/ Ernst & Young LLP

Los Angeles, California

March 10, 2006